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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of WRC Media Inc. and its subsidiaries (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned in his capacity as an officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) Based on the officer's knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) Based on the officer's knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition, result of operations and cash flows of the Company for the periods presented in the report.

Date:    June 26, 2003

/s/ Martin E. Kenney, Jr.
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Martin E. Kenney, Jr.
Chief Executive Officer, WRC Media Inc.
and CompassLearning, Inc.


/s/ Robert Jackson
---------------------------------------
President, Weekly Reader Corporation


/s/ Robert S. Lynch
---------------------------------------
Robert S. Lynch
COO and Principal Financial Officer
WRC Media Inc., Weekly Reader Corporation
and CompassLearning, Inc.


/s/ Richard Nota
---------------------------------------
Richard Nota
VP, Finance and Principal Accounting Officer
WRC Media Inc.

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